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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 7, 2004

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                                   ALTEON INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      001-16043                13-3304550
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)        (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)

                                 6 CAMPUS DRIVE
                          PARSIPPANY, NEW JERSEY 07054
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 934-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2004, the Board of Directors of Alteon Inc. ("Alteon" or the "Registrant") voted to renew the employment agreements of the following executive officers of the Registrant: Kenneth I. Moch, President and Chief Executive Officer; and Judith S. Hedstrom, formerly Senior Vice President, Corporate Development.

Under the terms of Mr. Moch's contract renewal, he has received an option grant to purchase an aggregate of 500,000 shares of the Company's common stock, at an exercise price of $1.03 per share. Options to purchase 300,000 shares shall vest over a thirty-six month period at the rate of 8,333 shares on the first day of each calendar month commencing as of January 1, 2005; and options to purchase 200,000 shares shall vest in a lump sum on December 14, 2009, provided that such shares shall be subject to accelerated vesting on December 14, 2007, according to the following terms. The average fair market value for a share of the Company's common stock shall be determined for each of the trading days during the six (6) month period ending on December 1, 2007. If such value is $5.00 per share or more, then 50,000 options shall vest early for each full dollar that such value exceeds $4.00 per share, such that all 200,000 options shall vest early if such value equals or exceeds $7.00 per share. In addition, Mr. Moch's base salary for the 2005 fiscal year shall be $382,454. All of the other terms of Mr. Moch's employment contract have remained the same, including a cash bonus potential of up to $150,000. The term of his employment has been extended for an additional three-year period.

Under the terms of Ms. Hedstrom's contract renewal, she has been promoted to the position of Chief Operating Officer. She is to receive a base salary of $300,000 per annum, a cash bonus potential of up to $75,000, an option grant to purchase an aggregate of 300,000 shares of the Company's common stock, at an exercise price of $1.03 per share, vesting over a thirty-six month period at the rate of 8,333 shares on the first day of each calendar month commencing as of January
1, 2005, and an extension of the amount payable in the event of a termination without cause from six months' salary, exclusive of bonuses, to one year of salary, exclusive of bonuses. The term of her employment has been extended for an additional three-year period.



ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a), (b) and (d) Not applicable.

(c) As noted above, on December 7, 2004, Judith S. Hedstrom, formerly Senior Vice President, Corporate Development, of the Registrant, was promoted to Chief Operating Officer of the Registrant. The material terms of her employment agreement with the Registrant are set forth above. Ms. Hedstrom, age 48, joined Alteon in February 2002 as Senior Vice President, Corporate Development, and has been responsible for Alteon's commercial operations, especially the activities related to the development of alagebrium, Alteon's lead A.G.E. crosslink breaker compound. Ms. Hedstrom joined Alteon from McKinsey & Company, Inc., where she was a leader in the Pharmaceutical and Medical Products Practice, serving both large and emerging pharma clients. She previously served as Vice President of Business Development at APACHE Medical Systems, and as a Senior Consultant at The Wilkerson Group, Inc. She began her career in product development at Baxter International. Ms. Hedstrom holds an M.B.A. in Finance and Marketing and a B.A. in Chemistry from The University of Chicago. There are no transactions between Ms. Hedstrom and the Registrant that would require disclosure under Item 404(a) of Regulation S-K.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ALTEON INC.

Dated: December 13, 2004

                                          By: /s/ Elizabeth A. O'Dell
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                                          Elizabeth A. O'Dell
                                          Vice President, Finance